UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

ALCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-51105	11-3644700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Suite 501, Bank of America Tower
12 Harcourt Road, Central
Hong Kong
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 852-2521-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2011, Andrew Liu & Company Limited (“ALC”), a wholly subsidiary of ALCO, Inc. (the “Registrant”), entered into a loan agreement with its clients, Jian Mao International Shipping Co Ltd (“JMISCL”) and Jian Xing Intl Shipping Co Ltd (“JXISCL”).

Under the loan agreement, ALC will make available to JMISCL and JXISCL an on demand loan facility in the principal amount of up to US$3,000,000.  The loan is interest free and secured by the claim proceeds under a claim filed by JMISCL and JXISCL under the terms an existing Hull & Machinery insurance policy insuring a vessel owned and managed by JMISCL and JXISCL respectively.  The loan is payable upon demand at any time following settlement of the claim if the claim proceeds are not adequate to cover the loan in full, and in any event is due and payable in full on or before August 4, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)

The exhibits listed below are filed as part of this Current Report on Form 8-K:

10.7

Loan Agreement dated August 4, 2011 between Andrew

Liu & Company Limited and Jian Mao International Shipping Co Ltd and Jian Xing Intl Shipping Co Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO, INC.

By: /s/ Andrew Liu, Chief Executive Officer

Date: August 4, 2011